SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934
Date of Report (Date of earliest event reported): February 4, 2019

ProAssurance Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-16533	63-1261433
(State of Incorporation)	(Commission File No.)	(IRS Employer I.D. No.)

100 Brookwood Place, Birmingham, Alabama	35209
(Address of Principal Executive Office )	(Zip code)

Registrant’s telephone number, including area code: (205) 877-4400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-(c) under the Exchange Act (17CFR 240.13e-(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 2.02 RESULTS OF OPERATION AND FINANCIAL CONDITION
On February 4, 2019 we issued a news release reporting preliminary per share results for the fourth quarter of 2018. We expect to report a net loss of between $0.45 and $0.47 per basic and diluted share and positive Non-GAAP operating earnings of between $0.17 and $0.19 per diluted share when we release final fourth quarter results on February 21, 2019.
Net income in the quarter will be adversely impacted by mark-to-market losses on our equity trading portfolio which resulted in net realized losses of approximately $46 million, in line with the broader performance of the equity markets in the last quarter of the year. The performance of the financial markets in the quarter will also contribute to a decline in our equity in earnings of unconsolidated subsidiaries which we estimate will be approximately $3.3 million.
Our Lloyd’s Syndicates segment is expected to report a net loss in a range of between $9 million to $10.5 million. We forecast losses of approximately $3.2 million during our third quarter conference call; however, we recently received loss estimates in connection with Hurricane Michael. We estimate our share of these net pre-tax losses will be approximately $6.8 million, net of reinstatement premiums. These losses would normally be reported in our first quarter 2019 results due to the quarter lag. However, given the availability and materiality of these estimated catastrophe losses, we are accelerating our reporting of these losses into the fourth quarter of 2018, consistent with our policy of disclosing significant losses in the quarter in which they become known to us.
ProAssurance’s Chairman and Chief Executive Officer Stan Starnes said, “We are deeply disappointed in the performance of our investment at Lloyd’s and we will be reviewing all our strategic options regarding this investment in the coming months.”
Gross premiums written in the quarter will be in the range of $210 to $212 million and net earned premium for the quarter is expected to range from $201 million to $203 million.
We anticipate favorable loss development for the quarter will be in the range of $24 million to $26 million. We believe our consolidated net loss ratio will be between 76.0% and 77.0% for the quarter and our consolidated combined ratio is expected to be in a range between 105.5% and 106.5% for the quarter.
ITEM 7.01 REGULATION FD DISCLOSURES
On February 4, 2019 we issued a news release reporting preliminary per share results for the fourth quarter of 2018. The full text of the news release issued in connection with the announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
99.1 News release issued on February 4, 2019 reporting preliminary results of our operations for the quarter ended December 31, 2018.
The information we are furnishing under Items 7.01 and 9.01 of this Current Report on Form 8K, including Exhibit 99.1, are not be deemed to be “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934 (the “Exchange Act”) as amended, or otherwise subject to the liability of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such filing.
SIGNATURE
Pursuant to the requirements of the Securities Exchange act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: February 4, 2019

PROASSURANCE CORPORATION
by: /s/ Frank B. O’Neil
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Frank B. O’Neil Senior Vice-President

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